EXHIBIT 99.1

SMTC Reports Second Quarter Results

  Reports second quarter revenue of $58.0 million.

  Reports $1.5 million in adjusted EBITDA compared to $1.2 million in the first quarter.

  Gross profit was 10.0% compared to 7.6% in prior quarter. However, gross profit was 8.6% compared to 7.4% in the prior quarter when excluding unrealized foreign exchange gains of $0.8 million and $0.1 million, respectively.

  Net income reported of $0.03 million compared to a net loss of $1.1 million in prior quarter.

TORONTO, Aug. 12, 2014 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) ("SMTC"), a global electronics manufacturing services provider, today announced second quarter 2014 unaudited results.

Revenue for the second quarter was $58.0 million, which was similar to that of the first quarter of 2014.

Net income reported for the quarter of $0.03 million compared to a net loss of $1.1 million in the prior quarter. This change was due to the unrealized foreign exchange gain recognized in the quarter of $0.8 million (compared to $0.1 million in the prior quarter) along with improved margins as a result of cost reduction efforts from restructuring and improved manufacturing efficiencies.

Interim Chief Financial Officer Jim Currie stated "While our revenue levels have remained consistent with the prior quarter, our cost reduction program has led to improved margins. Our goal is to continue to improve margins through the year as a result of our remediation plan and efficiency improvements."

Chief Executive Officer Sushil Dhiman stated "I am excited that the second quarter results continue along the path of cost control resulting in improved margins and profitability which is consistent with the message communicated after our first quarter results. We are ahead of our plan related to our cost control reduction efforts and efficiency improvements. We will now focus our efforts on increasing the revenue base with new customer wins, in addition to new opportunities with existing customers."

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is computed as net income from continuing operations excluding depreciation, restructuring charges, unrealized foreign exchange gains/losses on derivative financial instruments, interest and income tax expense. SMTC Corporation provides adjusted EBITDA as a measure of the operational performance of SMTC's core business. A reconciliation of adjusted EBITDA to net earnings (loss) is included in the attachment. Management uses this non-GAAP financial measure internally in analyzing SMTC's financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing SMTC's performance and when planning, forecasting and analyzing future periods. SMTC believes this non-GAAP financial measure is useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use it to help assess the health of our business. Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles and may be different from similar non-GAAP measures used by other companies. Because of these limitations, investors should consider adjusted EBITDA along with other financial performance measures, including revenue, gross profit and net income, presented in accordance with GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from these forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, our ability to remediate our previous disclosed internal control weaknesses and others discussed in SMTC's periodic reports filed with the SEC. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Mexico, and China, with more than 1,600 employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013

Revenue	$ 57,984	$ 64,896	$ 116,007	$ 130,343
Cost of sales	52,205	63,645	105,843	122,148
Gross profit	5,779	1,251	10,164	8,195
Selling, general and administrative expenses	4,504	5,555	8,747	10,069
Gain on sale of property, plant and equipment	--	(101)	--	(101)
Contingent consideration	--	250	--	250
Restructuring charges	509	702	1,179	1,154
Operating earnings (loss)	766	(5,155)	238	(3,177)
Interest expense	473	445	867	829
Earnings (loss) before income taxes	293	(5,600)	(629)	(4,006)
Income tax expense (recovery)
Current	265	385	445	846
Deferred	(5)	17	(2)	(16)
	260	402	443	830
Net earnings (loss), also being comprehensive income (loss)	$ 33	$ (6,002)	$ (1,072)	$ (4,836)

Basic earnings(loss) per share	$ 0.002	$ (0.37)	$ (0.07)	$ (0.30)
Diluted earnings (loss) per share	$ 0.002	$ (0.37)	$ (0.07)	$ (0.30)

Weighted average number of shares outstanding
Basic	16,417,276	16,346,025	16,417,273	16,345,109
Diluted	16,417,276	16,346,025	16,417,273	16,345,109

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	June 29, 2014	December 29, 2013
Assets

Current assets:
Cash	$ 3,229	$ 3,295
Accounts receivable - net	30,508	30,821
Inventories	39,196	36,776
Prepaid expenses	1,826	1,632
Income taxes receivable	472	472
Current portion of deferred income taxes	1,486	1,486
	76,717	74,482
Property, plant and equipment	18,647	18,219
Deferred financing costs	135	275
Deferred income taxes	820	818
	$ 96,319	$ 93,794
Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 35,600	$ 33,231
Accrued liabilities	5,700	6,443
Income taxes payable	424	775
Revolving credit facility	21,750	20,222
Current portion of capital lease obligations	1,408	1,482
	64,882	62,153
Capital lease obligations	1,282	519

Shareholders' equity:
Capital stock	390	390
Additional paid-in capital	263,837	263,732
Deficit	(234,072)	(233,000)
	30,155	31,122
	$ 96,319	$ 93,794

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Operations:
Net earnings (loss)	$ 33	$ (6,002)	$ (1,072)	$ (4,836)
Items not involving cash:
Depreciation	979	1,008	2,107	1,917
Unrealized (gain) loss on derivative financial instrument	(797)	2,123	(889)	1,104
Gain on sale of property, plant and equipment	--	(101)	--	(101)
Deferred income taxes	(5)	17	(2)	(16)
Non-cash interest	136	94	240	185
Stock-based compensation	60	81	105	181
Contingent consideration	--	250	--	250
Change in non-cash operating working capital:
Accounts receivable	(1,877)	7,668	313	3,971
Inventories	(2,328)	9,676	(2,420)	5,688
Prepaid expenses	(46)	711	220	690
Income taxes payable	(178)	(140)	(351)	19
Accounts payable	1,890	(5,950)	2,369	(12,234)
Accrued liabilities	1,060	131	(268)	732
	(1,073)	9,566	352	(2,450)
Financing:
Increase (decrease) in revolving debt	1,897	(7,709)	1,528	7,246
Repayment of term facility	--	(1,158)	--	(2,315)
Principal payment of capital lease obligations	(647)	(503)	(1,014)	(1,144)
Proceeds from sales leaseback	--	--	--	988
Payment of contingent consideration	--	(273)	--	(564)
Proceeds from issuance of common stock	--	11	--	11
Deferred financing costs	(100)	(50)	(100)	(50)
	1,150	(9,682)	414	4,172
Investing:
Purchase of property, plant and equipment	(590)	(685)	(842)	(1,342)
Proceeds from sale of property, plant and equipment	10	406	10	406
	(580)	(279)	(832)	(936)
Increase (decrease) in cash	(503)	(395)	(66)	786
Cash, beginning of period	3,732	3,384	3,295	2,203
Cash, end of the period	$ 3,229	$ 2,989	$ 3,229	$ 2,989

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended		Six months ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net earnings (loss)	$ 33	$ (6,002)	$ (1,072)	$ (4,836)
Add:
Interest	473	445	867	829
Unrealized (gain)/loss on derivative instrument	(797)	2,123	(889)	1,104
Income tax expense	260	402	443	830
Depreciation	979	1,008	2,107	1,917
Restructuring charges	509	702	1,179	1,154
Adjusted EBITDA	1,457	(1,322)	2,635	998
CONTACT: Investor Relations Information:
         Blair McInnis
         Corporate Controller
         Telephone: (905) 413.1211
         Email: blair.mcinnis@smtc.com

         Public Relations Information:
         Tom Reilly
         Director of Marketing
         Telephone: (905) 413.1188
         Email: publicrelations@smtc.com